Exhibit 10.2

STANDBY EQUITY SUBSCRIPTION AGREEMENT

THIS STANDBY EQUITY SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of June 25, 2024 is made by and between Hongfeng International Group Ltd., a British Virgin Islands business company with limited liability (the “Investor”), and Antelope Enterprise Holdings Limited, a British Virgin Islands business company with limited liability (the “Company”).

WHEREAS, the class A ordinary shares of the Company, no par value (the “Ordinary Shares”) are listed for trading on the Nasdaq under the symbol “AEHL;”

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to allot and issue to the Investor, and the Investor shall subscribe for up to 10 Million Ordinary Shares (the “Advance Shares”) in accordance with this Agreement; and

WHEREAS, the offer and sale of the Advance Shares issuable hereunder will be made in reliance upon the exemption afforded by Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

Article I. Certain Definitions

“Advance” shall mean the allotment and issuance of the Advance Shares by the Company to the Investor pursuant to Article II hereof.

“Advance Date” shall mean the first Trading Day after expiration of the Pricing Period for the Advance.

“Advance Notice” shall mean one or multiple written notice(s) in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company.

“Advance Notice Date” shall mean the date the Company is deemed to have delivered (in accordance with Section 2.01(b) of this Agreement) the Advance Notice to the Investor, subject to the terms of this Agreement.

“Advance Shares” shall have the meaning set forth in the preamble of this Agreement.

“Affiliate” shall have the meaning set forth in Section 3.07.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Black Out Period” shall have the meaning set forth in Section 6.02(a).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Laws to close.

“Class B Ordinary Shares” shall mean Class B ordinary shares, no par value, of the Company.

“Closing” shall have the meaning set forth in Section 2.02.

“Closing Date” shall have the meaning set forth in Section 2.02.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 10.01.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 5.02.

“Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

“Current Report” shall have the meaning set forth in Section 6.12.

“Effective Date” shall mean the date hereof.

“Effective Price” shall be $1.12.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning set forth in Section 4.06.

“Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 5.01.

“Market Price” shall mean the average closing price of the Ordinary Shares during the Pricing Period.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” shall have the meaning set forth in Section 6.08.

“OFAC” shall have the meaning set forth in Section 4.28.

“Ordinary Shares” shall have the meaning set forth in the recitals of this Agreement.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Advance Shares.

“Pricing Period” shall mean the three consecutive Trading Days commencing on the Advance Notice Date.

“Principal Market” shall mean the Nasdaq Stock Market (including the Capital Market, Global Market and/or the Global Select Market) (the “Nasdaq”); provided however, that in the event the Ordinary Shares are ever listed or traded on the New York Stock Exchange, or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which the Ordinary Shares are then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Ordinary Shares.

“Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, including, without limitation, any prospectus supplement to be filed in accordance with Section 6.01 hereof.

“Registrable Securities” shall mean (i) the Advance Shares, and (ii) any securities issued or issuable with respect to any of the foregoing by way of exchange, share dividend or share split or in connection with a combination or consolidation of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Statement” shall mean a registration statement on Form F-1 or Form F-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act, which registration statement provides for the resale from time to time of the Advance Shares as provided herein.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Sanctions” shall have the meaning set forth in Section 4.28.

“Sanctioned Countries” shall have the meaning set forth in Section 4.28.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.05.

“Securities Act” shall have the meaning set forth in the preamble of this Agreement.

“Settlement Document” shall have the meaning set forth in Section 2.02(a).

“Subscription Price” shall have the meaning set forth in Section 2.02(c).

“Subsidiaries” shall mean any “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act).

“Total Price” shall mean the total price payable for the Advance Shares to be allotted and issued under the Advance in accordance with each Advance Notice, being the Subscription Price multiplied by the number of Advance Shares to be allotted and issued in accordance with each Advance Notice.

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” shall have the meaning set forth in Section 4.02.

“VWAP” shall mean for any Trading Day, the daily volume weighted average price of the Ordinary Shares for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P.

Article II. Advances

Section 2.01 Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company, at its sole discretion, shall have the right, but not the obligation, to allot and issue to the Investor, and the Investor shall have the obligation to subscribe for, in part or in whole, the Advance Shares by the delivery to the Investor of an or multiple Advance Notice(s) on the following terms:

(a)	Advance Notice. At any time during the Commitment Period the Company may require the Investor to subscribe for, in part or in whole, the Advance Shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in Section 7.01.

(b)	Date of Delivery of Advance Notice. Each of the Advance Notice shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A attached hereto. The Advance Notice shall be deemed delivered on (i) the day it is received by the Investor if such notice is received by email at or before 9:00 a.m. Eastern Time (or later if waived by the Investor in its sole discretion), or (ii) the immediately succeeding day if it is received by email after 9:00 a.m. Eastern Time.

(c)	Subscription Price.

(i)	If the Market Price is not less than the Effective Price, the subscription price (the “Subscription Price”) per share of the Advance Shares shall be the Effective Price.

(ii)	If the Market Price is less than the Effective Price, the Subscription Price per share of the Advance Shares shall be the Market Price.

(d)	Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of the Advance Notice from the Company the parties shall be deemed to have entered into an unconditional contract binding on both parties for the allotment and issuance of such Advance Shares pursuant to the Advance Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to the limitations set forth in Section 3.08, the Investor may sell Ordinary Shares during the Pricing Period.

Section 2.02 Closing. The closing of each Advance and the allotment and issue of the Advance Shares (the “Closing”) shall take place as soon as practicable on or after such Advance Date in accordance with the procedures set forth below (each, a “Closing Date”). The parties acknowledge that the Total Price in respect of the Advance is not known at the time each Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on the Closing Date based on the formula as set forth further below. In connection with the Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)	On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the number of Advance Shares to be subscribed for by the Investor, the Subscription Price, the Total Price, and a report by Bloomberg, L.P. indicating the VWAP for each of the Trading Days during the Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in accordance with the terms and conditions of this Agreement.

(b)	Promptly after the Company’s confirmation of acceptance of the Settlement Document with respect to the Advance (and, in any event, not later than one Trading Day after such confirmation), the Investor shall make a wire transfer to the Company for the Total Price for the Advance Shares as set forth in the Settlement Document in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company of such payment.

(c)	Promptly following receipt of the Settlement Document and a wire transfer from the Investor to the Company for the applicable Total Price for such Advance Shares as set forth in the Settlement Document (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, allot and issue the total number of Advance Shares to the Investor by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto.

(d)	Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period (i) the Company notifies Investor that a Material Outside Event has occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that the pending Advance shall be terminated and the Advance Notice therefor shall be null and void and of no force or effect.

Section 2.03 Hardship.

(a)	In the event the Investor sells the Advance Shares after receipt of the Advance Notice and the Company fails to perform its obligations as mandated in Section 2.02, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any documented and actual loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, directly arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to Applicable Laws and the rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

(b)	In the event the Company provides the Advance Notice and the Investor fails to perform its obligations as mandated in Section 2.02, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.04 Completion of Resale Pursuant to the Registration Statement. After the Investor has subscribed for the Advance Shares and has completed the subsequent resale of the Advance Shares pursuant to the Registration Statement, the Investor will notify the Company in writing (which may be by e-mail) that all resales of the Advance Shares are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement.

Article III. Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date hereof, as of the Advance Notice Date and as of the Advance Date that:

Section 3.01 Organization and Authorization. The Investor is organized and validly existing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to subscribe for or acquire the Advance Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Ordinary Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s subscription for the Advance Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 3.04 Investment Purpose. The Investor is subscribing for or acquiring the Advance Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Advance Shares for any minimum or other specific term and reserves the right to dispose of the Advance Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Advance Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any prospectus contained therein to the extent required by Applicable Law and to the extent the prospectus is related to the resale of Registrable Securities.

Section 3.05 Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.06 Information. The Investor and its advisors (including its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.07 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.08 No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its shareholder, any of their respective officers, or any entity managed or controlled by the Investor or its shareholder, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) hedging transaction, in either case which establishes a net short position with respect to the Ordinary Shares that remains in effect as of the date of this Agreement.

Section 3.9 Ownership. As of the date of this Agreement, the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) do not own or have a beneficial interest in any Ordinary Shares.

Section 3.10 No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and shall not (i) result in a violation of such Investor’s applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement.

Section 3.11 Reliance on Exemptions. The Investor understands that the Advance Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Advance Shares.

Section 3.12 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Advance Shares or the fairness or suitability of the investment in the Advance Shares nor have such authorities passes upon or endorsed the merits of the offering of the Advance Shares.

Section 3.13 Resale of Advance Shares. The Investor represents, warrants and covenants that, except with respect to any Advance Shares that may be sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, it will resell the Advance Shares only pursuant to a Registration Statement in which the resale of such Advance Shares is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act.

Article IV. Representations and Warranties of the Company

Except as set forth in the SEC Documents, the Company represents and warrants to the Investor that, as of the date hereof, the Advance Notice Date and the Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

Section 4.01 Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly organized and validly existing under the laws of its respective jurisdiction of organization, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (to the extent such concept exists in the relevant jurisdiction) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing (to the extent such concept exists in the relevant jurisdiction) would not have a Material Adverse Effect.

Section 4.02 Authorization, Enforcement, Compliance with Other Instruments. Subject to the Company having in force at all material times approval from the shareholders of the Company for the directors to exercise any power of the Company to issue the Ordinary Shares: (a) the Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to allot and issue the Advance Shares in accordance with the terms hereof and thereof; and (b) the execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Advance Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Advance Notice delivered pursuant to this Agreement and such other agreement or instrument designated by the parties in writing as a Transaction Document, as may be amended from time to time.

Section 4.03 Authorization of the Advance Shares. Subject to the Company having at all material times in force approval from the shareholders of the Company for the directors to exercise any power of the Company to issue Ordinary Shares, the Advance Shares to be issued under this Agreement have been, or will be, when issued and delivered pursuant to the terms, approved by the board of directors of the Company or a duly authorized committee thereof, against payment therefor as provided herein, duly and validly authorized and issued and fully paid, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Advance Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

Section 4.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Advance Shares) will not (i) result in a violation of the constitution, articles of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 4.05 SEC Documents; Financial Statements. Since December 31, 2022, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, including, without limitation, the Current Report, each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto, and all information contained in such filings and all documents and disclosures that have been or may in the future be incorporated by reference therein (all such documents hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, as applicable. Except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.06 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

Section 4.07 Registration Statement and Prospectus. A Registration Statement relating to the offer and sale of the Advance Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or any amendment or supplement thereto, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement are available through EDGAR to the Investor and its counsel. The Company has not distributed and, prior to the Advance Date and completion of the distribution of the Advance Shares, will not distribute any offering material in connection with the offering or sale of the Advance Shares other than a Registration Statement, Prospectus contained therein, and any Prospectus Supplement.

Section 4.08 No Misstatement or Omission. The Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or any amendment or supplement thereto, conformed and will conform in all material respects with the requirements of the Securities Act. At the Advance Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 4.09 Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 4.10 Capitalization. As of the date immediately prior to the date of this Agreement, the Company has 7,959,441 Ordinary Shares and 2,305,497 Class B Ordinary Shares issued and outstanding.

The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on a Principal Market under the trading symbol “AEHL.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, delisting the Ordinary Shares from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market that it is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

Section 4.11 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.12 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, has any such dispute been threatened since January 1, 2020, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.13 Title. Except as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.14 Insurance. Except as would not cause a Material Adverse Effect, the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost except as would not cause a Material Adverse Effect.

Section 4.15 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.16 Internal Accounting Controls. Except as disclosed in the SEC Document, the Company (a) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of the Company and its Subsidiaries, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences, and (b) is not aware of any material weaknesses in the system of internal accounting controls utilized or maintained by the Company or its Subsidiaries.

Section 4.17 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the Company’s knowledge, affecting the Company, the Ordinary Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.18 Tax Status. Except as would not cause a Material Adverse Effect, each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges in amount shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

Section 4.19 Certain Transactions. Except as disclosed in the SEC Documents, none of the officers or directors of the Company is presently a party to any material transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.20 Rights of First Refusal. Except for as disclosed in the SEC Document, the Company is not obligated to offer the Ordinary Shares offered hereunder on a right of first refusal basis to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.21 Dilution. The Company is aware and acknowledges that issuance of Ordinary Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Ordinary Shares.

Section 4.22 Acknowledgment Regarding Investor’s Subscription for Advance Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s subscription for the Advance Shares hereunder. The Company is aware and acknowledges that it shall not be able to request the Advance under this Agreement if the Registration Statement is not effective or if any issuance of Ordinary Shares pursuant to the Advance would violate any rules of the Principal Market.

Section 4.23 Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 4.24 Relationship of the Parties. Neither the Company, nor to the Company’s knowledge, any of its Subsidiaries, affiliates, nor any person acting on its or their behalf is a client or customer of the Investor or any of its Affiliates and neither the Investor nor any of its Affiliates has provided, or will provide, any services to the Company or any of its Affiliates, its subsidiaries, or any person acting on its or their behalf. The Investor’s relationship to Company is solely as an investor as provided for in the Transaction Documents.

Section 4.25 Operations. Except as would not have a Material Adverse Effect: (i) the operations of the Company and its Subsidiaries are and have, since December 31, 2021, been conducted in compliance with Applicable Law; (ii) neither the Company nor the Subsidiaries, nor, to the Company’s knowledge, any person acting on behalf of the Company or any Subsidiary, has not complied with Applicable Law; and (iii) no action, suit or proceeding by or before any governmental authority involving the Company or any of its Subsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

Section 4.26 Compliance with Laws. Except as would not have a Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with Applicable Laws. Since December 31, 2021, the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that the Company or any Subsidiary nor, to the Company’s actual knowledge, any person acting on behalf of the Company or any Subsidiary has, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have a Material Adverse Effect.

Section 4.27 Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled Affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is 50 percent or more owned or, where relevant under applicable Sanctions, controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union or His Majesty’s Treasury, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (collectively, “Sanctions”), or (ii) organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Advance Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, in violation of applicable Sanctions, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country in violations of applicable Sanctions.

Article V. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01 Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Advance Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Advance Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.02 Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Advance Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

Section 5.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 5.04 Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Section 5.05 Limitation of liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party punitive, indirect, incidental or consequential damages.

Article VI.

Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 6.01 Registration Statement.

(a)	Filing of a Registration Statement. The Company shall prepare and file with the SEC a Registration Statement, or multiple Registration Statements for the resale by the Investor of the Registrable Securities. The Company in its sole discretion may choose when to file such Registration Statements; provided, however, that the Company shall not have the ability to request the Advance until the effectiveness of a Registration Statement.

(b)	Maintaining a Registration Statement. Subject to Section 6.01(d) and Section 6.02, the Company shall use commercially reasonable efforts to maintain the effectiveness of any Registration Statement that has been declared effective during the Commitment Period, provided, however, that if the Company has received notification pursuant to Section 2.04 that the Investor has completed resales pursuant to the Registration Statement for the Advance Shares, then the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Ordinary Shares shall cease to be authorized for listing on the Principal Market, (iii) the Ordinary Shares cease to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

(c)	Filing Procedures. The Company shall (A) permit counsel to the Investor an opportunity to review and comment upon (i) each Registration Statement at least one Trading Day prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 20-F, Periodic Reports on Form 6-K, Current Reports on Form 6-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) at least two Trading Days prior to their filing with the SEC, and (B) shall reasonably consider any comments of the Investor and its counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to the Investor, without charge, (i) electronic copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the SEC, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document to the extent such document is available on EDGAR).

(d)	Amendments and Other Filings. The Company shall use commercially reasonable efforts to (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective during the Commitment Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information), and (iv) comply with the provisions of the Securities Act with respect to the Registration Statement. Notwithstanding anything to the contrary in this Agreement, in the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(d) by reason of the Company’s filing a report on Form 20-F, or Form 6-K or any analogous report under the Exchange Act), if the Company files such report in a prospectus supplement filed pursuant to Rule 424 promulgated under the Securities Act to incorporate such filing into the Registration Statement, if applicable, or files such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter, the Company shall be deemed to have satisfied its obligations to use commercially reasonable efforts to maintain the effectiveness of any Registration Statement pursuant to Section 6.01(b).

(e)	Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Laws, (i) register and qualify the Ordinary Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify such Ordinary Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its constitution or any other organizational documents of the Company or any of its Subsidiaries, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Ordinary Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02 Suspension of Registration Statement.

(a)	Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of the Registration Statement by written notice to the Investor in the event that the Company (a) determines in its sole discretion in good faith that such suspension is necessary to amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) has filed any amendments (including post-effective amendments) to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to Section 6.01(d) by reason of the Company’s filing a report on Form 20-F, or Form 6-K or any analogous report under the Exchange Act) that have not been declared effective by the SEC (each, a “Black Out Period”).

(b)	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Ordinary Shares of the Company pursuant to such Registration Statement, but may sell shares pursuant to an exemption from registration, if available, subject to the Investor’s compliance with Applicable Laws.

(c)	Limitations on the Black Out Period. The Company shall not impose any Black Out Period in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver the Advance Notice during any Black Out Period. If the public announcement of any material, non-public information is made during a Black Out Period, the Black Out Period shall terminate two full Trading Days after such announcement.

Section 6.03 Listing of Ordinary Shares. As of the Advance Date, the Advance Shares to be allotted and issued by the Company hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance.

Section 6.04 Opinion of Counsel. Prior to the date of the delivery by the Company of the Advance Notice, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 6.05 Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06 Transfer Agent Instructions. During the Commitment Period (or such shorter time as permitted by Section 2.04 of this Agreement) and subject to Applicable Laws, the Company shall cause (including, if necessary, by causing legal counsel for the Company to deliver an opinion) the transfer agent for the Ordinary Shares to remove restrictive legends from Ordinary Shares subscribed for by the Investor pursuant to this Agreement, provided that counsel for the Company shall have been furnished with such documents as they may require for the purpose of enabling them to render the opinions or make the statements requested by the transfer agent, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein.

Section 6.07 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.08 Notice of Certain Events Affecting Registration; Suspension of Right to Make the Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (in each of which events the information provided to Investor will be kept strictly confidential by the Investor): (i) except for requests made in connection with SEC investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other Federal or state governmental authority in respect of the Registration Statement or related Prospectus during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Advance Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus); (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required under Applicable Law; (vi) the Ordinary Shares shall cease to be authorized for listing on the Principal Market; or (vii) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act. The Company shall not deliver to the Investor the Advance Notice, and the Company shall not sell the Advance Shares pursuant to any pending Advance Notice (other than as required pursuant to Section 2.02(d)), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”).

Section 6.09 Consolidation. If the Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in the Advance Notice has been closed in accordance with Section 2.02 hereof, and all Advance Shares in connection with the Advance have been received by the Investor.

Section 6.10 Issuance of the Company’s Ordinary Shares. The allotment and issuance of the Ordinary Shares hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and any applicable state securities law.

Section 6.11 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incidental to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of the Advance Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors), (iv) the qualification of the Advance Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the fees and expenses incurred in connection with the listing or qualification of the Advance Shares for trading on the Principal Market, or (vi) filing fees of the SEC and the Principal Market.

Section 6.12 Current Report. The Company shall, not later than 5:30 p.m., New York City time, on the fourth business day after the date of this Agreement, furnish with the SEC a current report on Form 6-K disclosing the execution of this Agreement by the Company and the Investor (including any exhibits thereto, the “Current Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on any description of this Agreement contained in a draft of the Current Report, including any exhibit to be furnished thereto, as applicable, prior to furnishing the Current Report with the SEC and shall give reasonable consideration to such comments. From and after furnishing the Current Report with the SEC, the Company shall have publicly disclosed all material, non-public information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion); it being understood that the mere notification of Investor required pursuant to clause (iv) of Section 6.08 shall not in and of itself be deemed to be material, non-public information. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall publicly disclose in the Current Report or otherwise make publicly available any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the Effective Date hereof would, if not so disclosed, constitute material, non-public information regarding the Company or its Subsidiaries. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of the Advance Shares under a Registration Statement. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and Investor or any of its respective officers, directors, Affiliates, employees or agents, on the other hand, shall terminate.

Section 6.13 Advance Notice Limitation. The Company shall not deliver the Advance Notice if a shareholder meeting or corporate action date, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of the Advance Notice and ending two Trading Days following the Closing of the Advance.

Section 6.14 Use of Proceeds. The proceeds from the sale of the Advance Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement.

Section 6.15 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 6.16 Market Activities. Neither the Company, nor any Subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or (ii) sell, bid for, or purchase the Ordinary Shares in violation of Regulation M, or pay anyone any compensation for soliciting subscriptions for the Advance Shares.

Section 6.17 Selling Restrictions. Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 10.01 (the “Restricted Period”), none of the Investor nor any of its directors, officers, employees and related persons, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Advance Shares, including selling such number of Advance Shares that such Restricted Person is unconditionally obligated to purchase pursuant to this Agreement.

Section 6.18 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Without the consent of the Investor, the Company shall not have the right to assign or transfer any of its rights, or provide any third party the right to bind or obligate the Company, to deliver the Advance Notice or effect Advance hereunder.

Article VII.

Conditions for Delivery of Advance Notice

Section 7.01 Conditions Precedent to the Right of the Company to Deliver the Advance Notice. The right of the Company to deliver the Advance Notice and the obligations of the Investor hereunder with respect to the Advance are subject to the satisfaction or waiver, on the Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Advance Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date).

(b)	Registration of the Ordinary Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Ordinary Shares issuable pursuant to the Advance Notice. The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations, during the twelve-month period immediately preceding the Condition Satisfaction Date.

(c)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the allotment and issuance of all the Ordinary Shares issuable pursuant to the Advance Notice, or shall have the availability of exemptions therefrom. The allotment and issuance of such Ordinary Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(d)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(e)	Board. The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the Effective Date, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

(f)	Intentionally Omitted.

(g)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(h)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

(i)	No Suspension of Trading in or Delisting of Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the SEC, the Principal Market or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares are listed or quoted on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(j)	Executed Advance Notice. The representations contained in the Advance Notice shall be true and correct in all material respects as of the Condition Satisfaction Date.

Article VIII.

Choice of Law/Jurisdiction

This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Article IX. Termination

Section 9.01 Termination.

(a)	This Agreement shall terminate automatically, if the Nasdaq has provided comments to the Nasdaq Additional Listing Application filed by the Company in connection with the transaction contemplated herein, which the Company and the Investor are unable to resolve within 30 days after the receipt thereof.

(b)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 33-month anniversary of the Effective Date or (ii) the date on which the Investor shall have made payment of the Advance pursuant to this Agreement for all the Advance Shares.

(c)	This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(d)	Nothing in this Section 10.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Article X. Notices

Other than with respect to the Advance Notice, which must be in writing delivered in accordance with Section 2.01(b) and will be deemed delivered on the day set forth in Section 2.01(b), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Business Day, or, if not sent on a Business Day, on the immediately following Business Day; (iii) 5 days after being sent by U.S. certified mail, return receipt requested, (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to:	Room 1802, Block D, Zhonghai International Center, Hi-Tech Zone, Chengdu, Sichuan Province, PRC
	Attention:	Edmund Man Hen
Telephone:
Email:

With a copy (which shall not constitute notice or delivery of process) to:	Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor
	Attention:	Joan Wu, Esq.
	Email:	jwu@htflawyers.com

If to the Investor(s):	Hongfeng International Group Ltd Craigmuir Chambers, Road Town, Tortoal, VG 1110, British Virgin Islands
	Attention:	Liang Xu
Telephone:
Email:

With a copy (which shall not constitute notice or delivery of process) to:	[ ]
Telephone:
Email:

or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service in accordance with clause (i), (ii) or (iii) above, respectively.

Article XI. Miscellaneous

Section 11.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

Section 11.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 11.03 Reporting Entity for the Ordinary Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Ordinary Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 11.04 Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

Section 11.05 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Subscription Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
Antelope Enterprise Holdings Ltd.

By:	/s/ Weilai Zhang
Name:	Weilai Zhang
Title:	Chief Executive Officer

INVESTOR:
Hongfeng International Group Ltd.

By:	/s/ Liang Xu
Name:	Liang Xu
Title:	Director

EXHIBIT A

ADVANCE NOTICE

Antelope Enterprise Holdings Limited

Dated: ______________

The undersigned, _______________________, hereby certifies, with respect to the sale of Ordinary Shares of Antelope Enterprise Holdings Limited (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Subscription Agreement, dated as of [  ] (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1. The undersigned is the duly appointed ______________ of the Company.

2. There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3. The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in the Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4. The number of Advance Shares the Company is requesting is _____________________.

5. The number of Ordinary Shares issued in the capital of the Company as of the date hereof is ___________.

The undersigned has executed this Advance Notice for and on behalf of the Company as of the date first set forth above.

Antelope Enterprise Holdings Limited

By:

Please deliver this Advance Notice by email to:

Email:

Attention:

Confirmation Telephone Number:

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

Antelope Enterprise Holdings Limited

Attention:
Email:

Below please find the settlement information with respect to the Advance Notice Date of:

1.	Number of Ordinary Shares requested in the Advance Notice

2.	Subscription Price for the Advance

3.	Market Price

4.	Number of Advance Shares due to the Investor

5.	Total amount to be paid to Company for the Advance Shares

Please issue the total number of Advance Shares due to the Investor to the account of the Investor as follows:

INVESTOR’S DTC PARTICIPANT #:

ACCOUNT NAME:
ACCOUNT NUMBER:
ADDRESS:
CITY:
COUNTRY:
CONTACT PERSON:
NUMBER AND/OR EMAIL:

Sincerely,

[ ]

Agreed and approved

By	Antelope Enterprise Holdings Limited

Name:
Title: